UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

License and Collaboration Agreement

On December 2, 2019, Xenon Pharmaceuticals Inc. (the “Company”) entered into a License and Collaboration Agreement (the “Collaboration Agreement”) with Neurocrine Biosciences, Inc. (“Neurocrine”) to establish a collaboration under which the parties will identify, research and develop sodium channel inhibitors, including the Company’s clinical candidate XEN901 and preclinical candidates XEN393, XPC’535 and XPC’391, which compounds Neurocrine will have the exclusive right to further develop and commercialize under the terms and conditions set forth in the Collaboration Agreement.

Licenses.  Under the terms of the Collaboration Agreement the Company granted to Neurocrine an exclusive, royalty-bearing, sublicensable license to certain of the Company’s intellectual property rights for the research, development and commercialization of (i) XEN901; (ii) XEN393, XPC’535 and XPC’391 (collectively, the “DTCs”); and (iii) certain research compounds that bind to and inhibit voltage-gated sodium channels NaV1.2 and NaV1.6 as their primary mechanism of action, (collectively, the “Research Compounds” and, together with XEN901 and the DTCs, the “Compounds”), on a worldwide basis for the treatment, cure, diagnosis, prediction or prevention of any human disease or disorder, state, condition and/or malady, subject to certain exceptions set forth in the Collaboration Agreement.  The Company also granted to Neurocrine a non-exclusive, non-royalty-bearing, sublicensable license to certain of the Company’s intellectual property rights for the screening of compounds for identification as a Select NaV Inhibitor (as defined below) and for the research of certain compounds otherwise expressly excluded from the Collaboration Agreement (“Excluded Compounds”).

Exclusivity.  During the Research Term (as defined below) and for one year thereafter, other than in accordance with the terms of the Collaboration Agreement, neither Neurocrine nor any of its respective affiliates is permitted to directly or indirectly research, develop, manufacture or commercialize any small-molecule Select NaV Inhibitor (as defined below).  During the term of the Collaboration Agreement, other than the Excluded Compounds and otherwise in accordance with the terms of the Collaboration Agreement, neither the Company nor any of its respective affiliates is permitted to directly or indirectly research, develop, manufacture or commercialize a compound that, as its primary mechanism of action, binds to and inhibits voltage-gated sodium channels NaV1.2 and NaV1.6 (such compound, a “Select NaV Inhibitor”).

Governance.  The parties will establish a joint steering committee (“JSC”), composed of an equal number of representatives from each of the Company and Neurocrine, which will coordinate and oversee the Collaboration Programs (as defined below).  The JSC will disband upon the completion or earlier termination of both of the Collaboration Programs.  Decisions of the JSC will be made by unanimous vote, provided that in the event of a disagreement on any matter, following a specified dispute resolution procedure, Neurocrine will have the right to decide such matter, subject to certain exceptions.

Collaboration Programs.  The Company and Neurocrine will collaborate on the conduct of two collaboration programs: (i) a joint research collaboration to discover, identify and preclinically develop Research Compounds (the “Research Program”) and (ii) a collaborative development program for XEN901 and two DTCs selected by the JSC (the “Initial Development Program” and, together with the Research Program, the “Collaboration Programs”).  The Research Program is intended to include the preclinical development of the Company’s existing non-clinical Research Compounds and the discovery of new back-up and follow-on Research Compounds to XEN901 and the two DTCs selected by the JSC as clinical development candidates for subsequent development and commercialization by Neurocrine.  During the term of the Research Program, the parties will conduct related activities in accordance with an agreed research plan and budget.  Each party will be solely responsible for all costs such party incurs to conduct its activities under the research plan, provided that Neurocrine will reimburse the Company for certain full-time employees and out-of-pocket expenses incurred by the Company in accordance with the research budget.  Unless earlier terminated or extended, the Research Program will end on the second anniversary of the Collaboration Agreement (the “Research Term”), after which the Company will have no obligation to perform any further activities in furtherance of the Research Program.

The Initial Development Program will include: (i) completion of any preclinical and clinical studies that are ongoing as the date of the Collaboration Agreement of any XEN901 product and the two DTC products selected by the JSC; (ii) a pharmacokinetic, drug-drug interaction and food effect Phase 1 clinical trial of a XEN901 product to examine the adequacy of a new pediatric formulation; and (iii) all preclinical studies of two DTC products containing the two DTCs selected by the JSC.  The parties will use their commercially reasonable efforts to conduct the development activities under the Initial Development Program pursuant to specific development plans.  Each party will be solely responsible for all costs such party incurs to conduct its activities under these development plans, provided that, with respect to XEN901 development activities, Neurocrine will reimburse the Company for certain full-time employees and out-of-pocket expenses incurred by the Company, and with respect to certain development activities related to the two JSC-selected DTCs, the JSC may determine that Neurocrine shall make such reimbursements.

Development, Regulatory and Manufacturing.  Except for the activities set forth in the plans for the Collaboration Programs, Neurocrine will be solely responsible, at its sole cost and expense, for all development and manufacturing of the Compounds and any pharmaceutical product that contains a Compound, subject to the Co-Funding Option (as defined below).  For the first indication that meets or exceeds a specified prevalence threshold (a “Major Indication”) for which Neurocrine intends to conduct a Phase 3 clinical trial of a XEN901 product or the first clinical trial of a DTC product following a successful Phase 2 clinical trial for such DTC product, Neurocrine will prepare a development plan including an estimated budget and provide such plan to the Company.  The Company will have the right to elect to co-fund the development of one product in a Major Indication under such development plan and to receive a mid-single digit percentage increase in royalties owed on the net sales as calculated pursuant to the terms of the Collaboration Agreement (“Net Sales”) of such products in the United States (the “Co-Funding Option”).  If the Company exercises the Co-Funding Option, the parties will share equally all reasonable and documented costs and expenses that Neurocrine incurs in connection with the development of such product in the applicable indication, except costs and expenses that are solely related to the development of such product for regulatory approval outside the United States.

Neurocrine anticipates filing an IND with the FDA in the middle of 2020 in order to start a proposed clinical trial for XEN901 in SCN8A-DEE patients.

Neurocrine will be the regulatory sponsor and will be solely responsible for all regulatory activities (except for those delegated to the Company) under the Collaboration Agreement, including submitting one or more INDs for a XEN901 product.  If the U.S. Food and Drug Administration (“FDA”) grants a Rare Pediatric Disease Priority Review Voucher in connection with the approval of a New Drug Application for a XEN901 product, Neurocrine may, at its option, (i) sell it to a third party and share a specified portion of the proceeds with the Company; (ii) use it for a product Neurocrine is developing outside the Collaboration Agreement and pay the Company  a specified portion of the voucher’s intrinsic value (as calculated pursuant to the terms of the Collaboration Agreement); or (iii) use the voucher for a pharmaceutical product that contains a Compound, in which case no payments would be due to the Company.  If the FDA grants Neurocrine a voucher in connection with any other product, Neurocrine will retain all rights to such voucher without any payment or other obligations to the Company.

Commercialization.  Neurocrine will have the exclusive right to conduct, and will be solely responsible for all aspects of, the commercialization of any pharmaceutical product that contains a Compound.

Financial Terms.  Neurocrine has agreed to pay the Company an upfront payment of $50.0 million, which includes a $30.0 million payment in cash within ten business days after the date of the Collaboration Agreement. For the remainder of the upfront payment, concurrently with the entry into the Collaboration Agreement, the parties entered into the Share Purchase Agreement (as defined below) pursuant to which the Company will issue and sell the Shares (as defined below) to Neurocrine for an aggregate purchase price of $20.0 million.

If a XEN901 product achieves IND acceptance in either SCN8A-EE or a Major Indication, the Company will be entitled to a milestone cash payment of $11.25 million or $4.5 million, respectively. In addition to such cash payment, the Company will issue and sell either $13.75 million or $5.5 million of its common shares to Neurocrine, depending on whether the IND acceptance is for SCN8A-EE or a Major Indication, respectively (the “Milestone Equity Purchase”).  The common shares sold to Neurocrine in the Milestone Equity Purchase will have a price equal to 115% of the Company’s 30-day volume-weighted average price immediately prior to the public announcement of the IND acceptance.  If the IND acceptance first occurs for a Major Indication and, within one year after such IND acceptance, there is an IND acceptance in SCN8A-EE, Neurocrine will pay to the Company an additional $6.75 million cash payment and an additional $8.25 million of common shares will be issued and sold to Neurocrine at a price equal to 115% of the Company’s 30-day volume-weighted average price immediately prior to the public announcement of the subsequent IND acceptance (the “Subsequent Milestone Equity Purchase”).  If the aggregate number of common shares to be sold to Neurocrine pursuant to the Share Purchase Agreement, the Milestone Equity Purchase and the Subsequent Milestone Equity Purchase would exceed 19.9% of the Company’s common shares outstanding on the date of the Collaboration Agreement, then the number of shares to be purchased shall be reduced such that the percentage cap is not exceeded.

The Collaboration Agreement also provides for potential aggregate development and regulatory milestone payments from Neurocrine to the Company of up to $325.0 million for a XEN901 product and up to $247.5 million for each other Compound up to a maximum of three other Compounds.  Sales-based milestones of up to $150.0 million for each Compound, including a XEN901 product, will be paid from Neurocrine to the Company upon the achievement of certain Net Sales targets, up to a maximum of four Compounds.

Neurocrine has further agreed to pay the Company royalties based on future Net Sales of any pharmaceutical product that contains a Compound.  Such royalty percentages, for Net Sales in and outside the United States, range from (i) for a XEN901 product, a low double-digit percentage to a mid-teen percentage and a high-single digit percentage to low double-digit percentage, respectively; (ii) for each DTC product, a high-single digit percentage to a low double-digit percentage and a mid-single digit percentage to a high-single digit percentage, respectively; and (iii) for each Research Compound product, a mid-single digit percentage to a high-single digit percentage and a tiered mid-single digit percentage, respectively.

Neurocrine’s obligations to pay royalties with respect to a product and country will expire upon the latest of: (i) the expiration of the last to expire valid claim in (a) the parties’ joint patent rights filed during the Research Term or a specified period of time thereafter or (b) the Company’s patent rights as specified in the Collaboration Agreement, in each case that cover such product; (ii) ten years from the first commercial sale of the product in such country; and (iii) the expiration of regulatory exclusivity for such product in such country (the “Royalty Term”).  Royalty payments are subject to reduction in specified circumstances, including expiration of patent rights or if average Net Sales decrease by a certain percentage after the introduction of a generic product.

Term and Termination.  Unless earlier terminated, the term of the Collaboration Agreement will continue on a product-by-product and country-by-country basis until the expiration of the Royalty Term for such product in such country.  Upon the expiration of the Royalty Term for a particular product and country, the exclusive license granted by the Company to Neurocrine with respect to such product and country will become fully-paid, royalty free, perpetual and irrevocable.

Neurocrine may terminate the Collaboration Agreement in its entirety or on a product-by-product or country-by-country basis, for any or no reason, by providing at least 90 days’ written notice, provided that such unilateral termination will not be effective (i) with respect to a XEN901 product until Neurocrine has used its commercially reasonable efforts to complete one Phase 2 clinical trial for a XEN901 product; (ii) with respect to a DTC product until Neurocrine has used its commercially reasonable efforts to complete one Phase 1 clinical trial for a DTC product; and (iii) with respect to the Collaboration Agreement in its entirety until Neurocrine has used its commercially reasonable efforts to complete both of these clinical trials.  Either party may terminate the Collaboration Agreement in the event of a material breach in whole or in part, subject to specified conditions.  If Neurocrine is entitled to terminate the Collaboration Agreement due to the Company’s uncured material breach, in lieu of termination, Neurocrine may elect to reduce all subsequent payments owing from Neurocrine to the Company by half.

Upon the termination of the Collaboration Agreement for any reason, all licenses and other rights granted to Neurocrine by the Company shall terminate, provided that if termination is solely with respect to one or more products or countries, then such termination will apply only to the terminated products or countries.  Upon termination in certain cases, Neurocrine has agreed to grant to the Company licenses to certain Neurocrine intellectual property that is reasonably necessary, and that was actually used by Neurocrine for the development, manufacturing or commercialization of the terminated products, to research, develop and commercialize the terminated products in the terminated countries.  Such license will be royalty-free with respect to any terminated product for which a Phase 2 clinical trial was not completed prior to the effective date of termination, and otherwise will be royalty-bearing ranging from a low-single digit percentage to a high-single digit percentage depending on the stage of development of the applicable product at the effective date of termination.

The Collaboration Agreement includes certain other customary terms and conditions, including mutual representations and warranties, indemnification and confidentiality provisions.

The foregoing description of the terms of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Share Purchase Agreement

On December 2, 2019, pursuant to the Collaboration Agreement, the Company entered into a Share Purchase Agreement with Neurocrine (the “Share Purchase Agreement”) pursuant to which the Company will issue and sell 1,408,847 of its common shares (the “Shares”) to Neurocrine in a private placement for an aggregate purchase price of $20.0 million, or $14.196 per share.  The purchase price represents a 20% premium to the closing price of the Company’s common shares on November 29, 2019.

The Shares are subject to lock-up restrictions, which, without prior approval of the Company, prohibit Neurocrine from selling the Shares for a period of up to two years after the effective date of the Collaboration Agreement.  In addition, Neurocrine is, subject to certain exceptions, subject to a standstill agreement for a period of two years after the effective date of the Collaboration Agreement.  Pursuant to the standstill agreement, Neurocrine and its affiliates will not (1) acquire, offer to acquire or agree to acquire any of the Company’s common shares or securities convertible into common shares, other than common shares issuable to Neurocrine pursuant to the terms of the Collaboration Agreement; (2)  make, or participate in, any solicitation of proxies to vote any voting securities of the Company or any of its subsidiaries, or propose to change or control the management or board of directors of the Company by use of any public communication to holders of securities intended for such purpose; (3) make a public proposal for a change of control of the Company; or (4) knowingly encourage, accept, or support a tender, exchange, or offer proposal by any person, which would result in a change of control of the Company.  The Share Purchase Agreement contains certain other customary terms and conditions, including mutual representations, warranties, and covenants.

The foregoing description of the terms of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the issuance and sale of the Shares pursuant to the Share Purchase Agreement set forth under Item 1.01 above under the caption “Share Purchase Agreement” is incorporated by reference into this Item 3.02.  The issuance and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

Collaboration Agreement Press Release

On December 2, 2019, the Company and Neurocrine issued a joint press release regarding the foregoing transactions.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Cash Runway

As a result of the transactions contemplated by the Collaboration Agreement and based on current assumptions, which include fully supporting the Company’s planned clinical development of XEN1101, XEN496 and XEN007, the Company anticipates having sufficient cash to fund operations into 2022, excluding any revenue generated from existing partnerships or potential new partnering arrangements.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

XEN496 Update

XEN496 (active ingredient ezogabine) is a Kv7 potassium channel modulator being developed for the treatment of epilepsy. The FDA has granted orphan drug designation, or ODD, for XEN496 as a treatment of KCNQ2 developmental and epileptic encephalopathy, or KCNQ2-DEE. The Company has developed XEN496 as a pediatric-specific, granule formulation to be packaged as single-dose sprinkle capsules. A planned pharmacokinetic, or PK, study will test XEN496 in healthy adult volunteers, with data expected in the first quarter of 2020. The Company expects to file an Investigational New Drug, or IND, application in the first quarter of 2020 to discuss with the FDA the design of a Phase 3 clinical trial in KCNQ2-DEE. The FDA has indicated that it is acceptable to study XEN496 in infants and children up to four years old, and that a single, small pivotal trial may be considered adequate in order to demonstrate XEN496’s efficacy in KCNQ2-DEE, provided the study shows evidence of a clinically meaningful benefit in patients with the intended indication.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and Canadian securities laws. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts, including, without limitation, statements about anticipated regulatory interactions and the timing thereof, expectations regarding our collaboration with Neurocrine Biosciences, our anticipated development activities and the timing thereof, and the anticipated sufficiency of our cash to fund operations into 2022, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	License and Collaboration Agreement, dated as of December 2, 2019, by and between Xenon Pharmaceuticals Inc. and Neurocrine Biosciences, Inc.

10.2	Share Purchase Agreement, dated as of December 2, 2019, by and Xenon Pharmaceuticals Inc. and Neurocrine Biosciences, Inc.

99.1	Joint Press Release issued by Xenon Pharmaceuticals Inc. and Neurocrine Biosciences, Inc. dated December 2, 2019.

† Certain portions of this exhibit have been omitted because they are not material and would likely cause competitive harm to the registrant if disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: December 2, 2019	By:	/s/ Ian Mortimer
Ian Mortimer
President & Chief Financial Officer